EXHIBIT 24.1
Furniture Brands International, Inc.
Power of Attorney
     Each of the undersigned officers and directors of Furniture Brands International, Inc., a Delaware corporation (the “Corporation”), whose signatures appear below hereby makes, constitutes and appoints Ralph P. Scozzafava, Steven G. Rolls and Jon D. Botsford, and each of them acting individually, his or her true and lawful attorneys, with power to act alone and without the other and with full power of substitution, to execute, deliver and file (this authorization to include the authority to sign the name of each of the undersigned in the capacity or capacities indicated below) a registration statement on Form S-3 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of 2,300,000 shares of common stock, no par value, of the Corporation, and the associated preferred stock purchase rights (the “Securities”), and any and all amendments or supplements thereto, and any other instruments deemed necessary or advisable in connection therewith; and each of the undersigned officers and directors hereby grants to each of the attorneys full power and authority to do and perform each and every act and thing whatsoever as each of such attorneys may deem, in his or her sole discretion, necessary or advisable, to carry out fully the intent of this power of attorney to the same extent and with the same effect as each of such officers and directors might or could do personally in his or her capacity or capacities.
     IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of May 18, 2010.

Signature	Title

/s/ Ralph P. Scozzafava Ralph P. Scozzafava	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Steven G. Rolls Steven G. Rolls	Chief Financial Officer (Principal Financial Officer)

/s/ Richard R. Isaak Richard R. Isaak	Controller (Principal Accounting Officer)

/s/ Wilbert G. Holliman, Jr. Wilbert G. Holliman, Jr.	Director

/s/ John R. Jordan, Jr. John R. Jordan, Jr.	Director

/s/ Ira D. Kaplan Ira D. Kaplan	Director

Signature	Title

/s/ Ann S. Lieff Ann S. Lieff	Director

/s/ Maureen A. McGuire Maureen A. McGuire	Director

/s/ Aubrey B. Patterson Aubrey B. Patterson	Director

/s/ Alan G. Schwartz Alan G. Schwartz	Director

/s/ James M. Zimmerman James M. Zimmerman	Director